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                                                                      EXHIBIT 99


                      TXU ELECTRIC COMPANY AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (UNAUDITED)

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                                                                                                     TWELVE MONTHS ENDED
                                                                                                        SEPTEMBER 30,
                                                                                                     -------------------
                                                                                                     2000           1999
                                                                                                     ----           ----
                                                                                                     MILLIONS OF DOLLARS
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OPERATING REVENUES.....................................................                             $6,839         $6,215
                                                                                                    ------         ------

OPERATING EXPENSES
     Energy purchased for resale and fuel consumed.....................                              2,635          2,075
     Operation and maintenance.........................................                              1,425          1,292
     Depreciation and amortization.....................................                                605            627
     Income taxes......................................................                                374            395
     Taxes other than income...........................................                                548            538
                                                                                                    ------         ------
           Total operating expenses....................................                              5,587          4,927
                                                                                                    ------         ------

OPERATING INCOME.......................................................                              1,252          1,288

OTHER INCOME (DEDUCTIONS)
     Allowance for equity funds used during construction...............                                  7              9
     Other income (deductions)-- net...................................                                 (2)           (21)
     Income tax benefit (expense)......................................                                 (4)            13
                                                                                                    ------         ------
           Total other income (deductions).............................                                  1              1
                                                                                                    ------         ------

INCOME BEFORE INTEREST AND
     OTHER CHARGES.....................................................                              1,253          1,289
                                                                                                    ------         ------

INTEREST INCOME........................................................                                  3              3

INTEREST EXPENSE AND OTHER CHARGES
     Interest..........................................................                                389            438
     Distributions on  TXU Electric Company obligated,
          mandatorily redeemable, preferred securities
          of subsidiary trusts holding solely junior
          subordinated debentures of TXU Electric Company..............                                 68             69
     Allowance for borrowed funds used during construction
           and capitalized interest....................................                                 (9)            (9)
                                                                                                    ------         ------
           Total  interest expense and other charges...................                                448            498
                                                                                                    ------         ------

NET INCOME ............................................................                                808            794

PREFERRED STOCK DIVIDENDS..............................................                                 10             11
                                                                                                    ------         ------

NET INCOME AVAILABLE FOR COMMON STOCK..................................                             $  798         $  783
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